[redacted]

REALTOR® EQUAL HOUSING OPPORTUNITY

# ADDENDUM/AMENDMENT TO

☐ AGREEMENT/CONTRACT TO BUY AND SELL REAL ESTATE [☑ OFFER OR ☐ COUNTEROFFER] OR
☐ RESIDENTIAL RENTAL AGREEMENT OR ☐ OTHER: ______

COVERING THE ☐ REAL PROPERTY ☐ PREMISES ☐ BUSINESS ☐ OTHER: ______

Further described or commonly known as:

Address 142 Hadden Ave. Unit # ______

City Duncan State of South Carolina

Other 29334 TMS 5200609008

The undersigned Parties hereby agree as follows:

Both seller and buyer agree to extend the closing date to 01/31/2022.

**EXPIRATION OF OFFER:** When signed by a Party and intended as an offer or counter-offer, this document represents an offer to the other Party that may be rescinded any time prior to or expires at ______ ☐ AM ☑ PM on ______ ______ unless accepted or counter-offered by the other Party in written form Delivered prior to such deadline.

**Parties are solely responsible for obtaining legal advice prior to entering into this Contract and counsel as required.**

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties.

| | | | |
|---|---|---|---|
| **BUYER:** [redacted] | **Date:** 1/24/2022 | **Time:** | |
| **BUYER:** | **Date:** | **Time:** | |
| | **Date:** | **Time:** | |
| | **Date:** | **Time:** | |
| **SELLER:** [redacted] | **Date:** 1/24/2022 | **Time:** | |
| **SELLER:** | **Date:** | **Time:** | |
| | **Date:** | **Time:** | |
| | **Date:** | **Time:** | |

[redacted]

Phone: Fax: